Exhibit 99.3

JONES ENERGY HOLDINGS, LLC

JONES ENERGY FINANCE CORP.

LETTER TO CLIENTS

for Offer to Exchange

$500,000,000 of 6.750% Senior Notes due 2022

that have been registered under the Securities Act of 1933, as amended (the “Securities Act”)

for

$500,000,000 of 6.750% Senior Notes due 2022

that have not been registered under the Securities Act

Pursuant to the Prospectus, dated [        ], 2015

The Exchange Offer will expire at 12:01 a.m., New York City time, on                         , 2015, unless extended (such date and time, as it may be extended, the “Expiration Date”).  Outstanding notes tendered in the Exchange Offer may be withdrawn at any time prior to 12:01 a.m., New York City time, on the Expiration Date, but not thereafter.

To Our Clients:

We are enclosing with this letter a prospectus dated                       , 2015 (the “Prospectus”) of Jones Energy Holdings, LLC and Jones Energy Finance Corp. (the “Issuers”) and the related letter of transmittal (the “Letter of Transmittal”). The Prospectus and the Letter of Transmittal together constitute the Issuers’ offer to exchange (the “Exchange Offer”) their 6.750% Senior Notes due 2022 (the “Exchange Notes”), the issuance of which has been registered under the Securities Act, for a like principal amount of their issued and outstanding unregistered 6.750% Senior Notes due 2022 (the “Original Notes”). The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Original Notes being tendered for exchange.

We are the holder of record of Original Notes held by us for your account. A tender of your Original Notes held by us can be made only by us as the record holder according to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Original Notes held by us for your account.

We request that you provide written instructions to us, in the form attached hereto, as to whether you wish to tender any or all of the Original Notes held by us for your account under the terms and conditions of the Exchange Offer. We also request that you confirm that we may, on your behalf, make the representations contained in the Letter of Transmittal.

Pursuant to the Letter of Transmittal, each holder of Original Notes who tenders such Original Notes will represent to the Issuers that such person has full power and authority to tender, exchange, assign and transfer the Original Notes tendered and to acquire the Exchange Notes issuable upon the exchange of such tendered Original Notes, and that the Issuers will acquire good and marketable title thereto, free and clear of all liens, security interests, restrictions, charges and encumbrances and not subject to any adverse claim, right or interest of any party other than the undersigned, when the same are accepted for exchange by the Issuers.

Pursuant to the Letter of Transmittal, each holder of Original Notes will further represent to the Issuers that:

(i)                 any Exchange Notes received will be acquired in the ordinary course of business of the person receiving such Exchange Notes;

(ii)              such person does not have an arrangement or understanding with any person or entity to participate in the distribution (within the meaning of the federal securities laws) of the Exchange Notes;

(iii)           such person is not engaged in and does not intend to engage in the distribution (within the meaning of the federal securities laws) of the Exchange Notes;

(iv)          if such person is a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes, such person acquired those Original Notes as a result of market-making activities or other trading activities and will deliver a Prospectus, as required by law, in connection with any resale of the Exchange Notes; provided, however, that by acknowledging that it will deliver, and by delivering, a Prospectus, such person will not be deemed to admit that it is an underwriter within the meaning of the Securities Act;

(v)             such person is not an “affiliate,” as defined in Rule 405 under the Securities Act, of either Issuer; and

(vi)          such person is not acting on behalf of any person or entity who could not truthfully make the statements set forth in clauses (i) through (v) above.

The Exchange Offer is not being made to (nor will the surrender of Original Notes be accepted from or on behalf of) holders in any jurisdiction in which the making or acceptance of the offer would not be in compliance with the laws of such jurisdiction.

No person has been authorized to give any information with respect to the Exchange Offer, or to make any representation in connection therewith, other than those contained in the Prospectus and the Letter of Transmittal. If made or given, such recommendation or any such information or representation must not be relied on as having been authorized by the Issuers.

Very truly yours,

None of the Original Notes held by us for your account will be tendered unless we receive written instructions from you to do so.

Please return your instructions to us in the enclosed envelope within ample time to permit us to submit a tender on your behalf prior to the Expiration Date of the Exchange Offer.

INSTRUCTIONS WITH RESPECT TO EXCHANGE OFFER

The undersigned hereby acknowledges receipt and review of the prospectus dated                    , 2015 (the “Prospectus”) of Jones Energy Holdings, LLC and Jones Energy Finance Corp. (the “Issuers”), and the related letter of transmittal (the “Letter of Transmittal”).  The Prospectus and the Letter of Transmittal together constitute the Issuers’ offer to exchange (the “Exchange Offer”) their 6.750% Senior Notes due 2022 (the “Exchange Notes”), the issuance of which has been registered under the Securities Act, for a like principal amount of their issued and outstanding unregistered 6.750% Senior Notes due 2022 (the “Original Notes”).

This will instruct you, the registered holder and DTC participant, as to the action to be taken by you relating to the Exchange Offer for the Original Notes held by you for the account of the undersigned.

The aggregate principal amount of the Original Notes held by you for the account of the undersigned is (fill in amount):   $             .

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐  To TENDER all Original Notes held by you for the account of the undersigned.

☐  To TENDER the following amount of Original Notes held by you for the account of the undersigned:

$                         of 6.750% Senior Notes due 2022.

All tenders must be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

☐  NOT to TENDER any Original Notes held by you for the account of the undersigned.

If no box is checked, a signed and returned Instruction will be deemed to instruct you to tender all Original Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Original Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including, but not limited to, the representations that:

(i)                  any Exchange Notes received will be acquired in the ordinary course of business of the undersigned;

(ii)               the undersigned does not have an arrangement or understanding with any person or entity to participate in the distribution (within the meaning of the federal securities laws) of the Exchange Notes;

(iii)            the undersigned is not engaged in and does not intend to engage in the distribution (within the meaning of the federal securities laws) of the Exchange Notes;

(iv)           if the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes, the undersigned acquired those Original Notes as a result of market-making activities or other trading activities and it will deliver a Prospectus, as required by law, in connection with any resale of the Exchange Notes; provided, however, that by acknowledging that it will deliver, and by delivering, a Prospectus, the undersigned will not be deemed to admit that it is an underwriter within the meaning of the Securities Act;

(v)              the undersigned is not an “affiliate,” as defined in Rule 405 under the Securities Act, of either Issuer; and

(vi)           the undersigned is not acting on behalf of any person or entity who could not truthfully make the statements set forth in clauses (i) through (v) above.

SIGN HERE

Name of beneficial owner(s):

Signature(s):

Name(s) (please print):

Address:

Telephone Number:

Taxpayer Identification or Social Security Number:

Date: